UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2010

  SMARTPAY EXPRESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-120967
(Commission File Number)

20-1204606
(I.R.S. Employer Identification No.)

Room 1701, 17/F, Henan Building
90 Jaffee Road, Wanchai
Hong Kong SAR of the People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-852-6873-0043
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

This Current Report on Form 8-K is filed by SmartPay Express, Inc., a Nevada corporation (the "Registrant"or the "Company"), in connection with the items described below.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 11, 2010, Mr. Chunlin Zhang resigned as the Chief Financial Officer of the Company. Mr. Zhang resigned as an officer of the Company for personal reasons, and not because of any disagreement with the Company concerning its operations, policies or procedures.

Effective May 11, 2010, Mr. Jin Liu was appointed as Chief Financial Officer of the Company.

Mr. Jin Liu, age 43, had been the financial director of Foshan Hua Da Stainless Steel Factory from March 2002 to December 2009. He was the financial manager in Foshan Saint Lauret Porcelain Co. Ltd. from July 1997 to January 2002. He was an accountant in Hubei Yellowstone Antibiotic Factory from July 1986. Mr. Zhang graduated from Hubei University with a bachelor degree in Financial Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Smartpay Express, Inc.

Date: August 10, 2010	By:	/s/ Ping Tang
Ping Tang
Chief Executive Officer